                                                                    Exhibit 99.4

Contact:  Kevin Barny                                      FOR IMMEDIATE RELEASE
          SWMX
          914-406-8458
          kbarny@swmx.com

   SWMX ANNOUNCES AMENDED LOAN AGREEMENT WITH BLUECREST CAPITAL FINANCE, L.P.
           PROVIDING ADDITIONAL $3.5 MILLION REVOLVING CREDIT FACILITY

           - COMPANY IN PROCESS OF EXPLORING STRATEGIC ALTERNATIVES -

IRVINGTON,  N.Y. - October 10, 2007 - SWMX,  Inc.  (OTCBB:  SWMX.OB),  a leading electronic  advertising  marketplace for radio and  television,  today announced that on October 3, 2007, SWMX, Inc. and its subsidiary, SoftWave Media Exchange,
Inc.,  executed an amendment  to the Loan and Security  Agreement it had entered into with BlueCrest Capital Finance, L.P., a Delaware limited partnership.

The amendment addresses several issues including waiving prior events of default and  providing for a revolving  loan of up to $3.5  million.  As a result of the
Amendment SWMX is required to make only interest  payments on both the revolving loan and the existing term loan of $3 million.  Both the new  revolving  loan as well as the existing term loan expires on January 31, 2008.

As a  condition  to closing  the  Amendment,  SWMX  entered  into a new  warrant agreement whereby the Company issued BlueCrest Capital Finance, L.P. warrants to purchase 48,750,000 shares of common stock, $.01 par value of the Company, at an exercise  price of $0.06 per share,  as may be  adjusted  from time to time.  In addition, the Company amended its prior warrant agreement with BlueCrest Capital
Finance,  L.P. to modify the number of shares  subject to the warrant as well as the exercise price to 12,500,000 shares and $0.06 per share,  respectively.  The
Warrant Agreement as well as the Amended Warrant Agreement expires on October 3,
2017. For additional information regarding the Amendment, please see the related
8-K  filing  located  at  the  investor   section  of  the  Company's   website,
WWW.SWMX.COM.

"BlueCrest  Capital Finance,  L.P.  continues to be supportive and has expressed confidence in our objective of becoming the leading  marketplace  for buying and selling  traditional media," said Josh Wexler, CEO of SWMX. "While 2007 has been a  challenging  year  for the  Company  from a  financial  perspective,  we have continued to make significant progress in enhancing the scope and quality of our marketplace  technology  and refining our  business  model to best  position the
Company for the future"

SWMX EXPLORING STRATEGIC ALTERNATIVES

The Company also announced it is in the process of exploring  various  strategic alternatives  to best  enable the  organization  to  effectively  execute on its strategy and enhance value for its customers and stakeholders.

Wexler  continued,  "In  recent  months,  the SWMX Board of  Directors  has been actively pursuing and evaluating possible strategic  alternatives to enhance the
Company's underlying capital structure,  liquidity and competitive  position. As part of that  process,  the Company has engaged a team of advisors to assist the
Board  and  management  team  in this  process.  The  Company  is  currently  in
discussions   with  a  number  of  potential   partners,   and  scenarios  under
consideration  include,  but are not  limited  to,  the sale of the  Company,  a partnership  through equity  investment,  a merger with a strategically  aligned organization,  and other  related  transactions.  We are  working  through  this orderly  process to explore all available  strategic  alternatives to ensure the realization  of  benefits  to  the  Company's  customers  and  to  best  enhance stakeholder value."

In making the  announcement,  the Company  stated that there can be no assurance that any particular  alternative  will be pursued or that any  transaction  will occur,  or on what  terms.  The  Company  does  not plan to  release  additional information  regarding  the  status  of  the  review  of  alternatives  until  a definitive  agreement is entered  into or the process is otherwise  completed or abandoned.

                                    - more -

                                                                   SWMX / Page 2

ABOUT SWMX

Founded in 2006,  SWMX, Inc. (OTCBB:  SWMX.OB) and its wholly owned  subsidiary,
SoftWave  Media  Exchange  (WWW.SWMX.COM),  provide an  efficient,  dynamic  and transparent  web-based open marketplace for the purchase,  sale,  management and distribution of advertising media time. The SWMX Marketplace  currently includes
SWMX  Radio(TM)  and SWMX  Television(TM).  SWMX  Radio(TM)  (www.swmxradio.com)
serves a broad  range of  advertisers,  agencies  and over 2,000  leading  radio stations across the U.S.  representing all of the top 15 broadcast groups, 50 of the top 50 U.S. markets, 50 of the top 50 stations and a national daily audience of over 12 million  listeners,  or 40% of the total U.S. broadcast radio market, according to Arbitron*.  SWMX Television(TM)  (www.swmxtv.com)  serves the local spot cable market,  delivering  access to a daily cable  audience of millions of viewers  representing  all major networks.  The Company has also released a beta version  of  SWMX  Television  2.0(TM),  including  enhanced  functionality  and expanded  capabilities to support the local  broadcast  television  market.  For additional information, please visit www.swmx.com. (SWMX-E)

*ARBITRON  FALL BOOK,  2006 - ALL  NUMBERS  BASED ON  PERSONS  12+  RATINGS  FOR
MONDAY-SUNDAY 6 AM - 12 AM

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN
THE MEANING OF THE PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1995 AND INVOLVE
KNOWN AND  UNKNOWN  RISK,  UNCERTAINTIES  AND OTHER  FACTORS  THAT MAY CAUSE THE
COMPANY'S ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THE
RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING
STATEMENT.  IMPORTANT  ASSUMPTIONS AND OTHER IMPORTANT  FACTORS THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS
ARE  SPECIFIED  IN THE  COMPANY'S  FILINGS  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION.

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